Exhibit 5.1
Orrick, Herrington & Sutcliffe LLP

631 WILSHIRE BOULEVARD
SUITE 2C
SANTA MONICA, CA 90401
+1-310-633-2800
orrick.com

July 28, 2025
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), containing a base prospectus (the “Base Prospectus”) for the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by the Company of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share (the “Series A Preferred Stock”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) provides for the registration of the offering by the Company of (a) shares of Series A Preferred Stock having an aggregate offering price of up to $209,550,000 (the “Preferred Shares”), which include shares of Series A Preferred Stock issuable as dividends payable in kind if and when payable on such shares, to be issued and sold pursuant to the Securities Purchase Agreement dated May 19, 2025 between the Company and the purchasers of the Series A Preferred Stock (the “Securities Purchase Agreement”) and (b) an indeterminate amount of shares of Class A common stock, par value $0.0001 per share, to be issued upon conversion, if any, of the Preferred Shares offered thereby (the “Conversion Shares”) pursuant to the Certificate of Designations of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on May 22, 2025 (the “Certificate of Designations”). The Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities”.

The offering of the Securities will be as set forth in the Base Prospectus, as supplemented by one or more Prospectus Supplements. The preferences, limitations and relative rights of shares of Series A Preferred Stock are set forth in the Certificate of Designations.

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Amended and Restated Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company (including the Liability Management Committee thereof) relating to the Registration Statement and the issuance, sale and registration of the Preferred Shares and the issuance of Conversion Shares upon

Luminar Technologies, Inc.
July 28, 2025

conversion of Preferred Shares, (iv) the Registration Statement, (v) the Base Prospectus, (vi) the Securities Purchase Agreement, (vii) the Certificate of Designations, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed relevant and necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement; (iv) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (v) the Conversion Shares issuable upon conversion of the Preferred Shares being offered or issued will be duly reserved for issuance upon such conversion; (vi) after the issuance of the Conversion Shares, the total number of issued shares of Class A common stock, together with the total number of shares of Conversion Shares, will not exceed the total number of authorized shares of Class A common stock available for issuance under the Certificate of Incorporation as then in effect; (vii) the Conversion Price (as defined in the Certificate of Designations) will not be adjusted to an amount below the par value per share of the shares of Class A common stock; (viii) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (ix) none of the terms of any Preferred Shares to be issued, nor the issuance and delivery of the Preferred Shares, nor the compliance by the Company with the terms thereof and of the Certificate of Designations, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Luminar Technologies, Inc.
July 28, 2025

1.The Preferred Shares will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Shares have been duly authorized by appropriate action of the Company, and (b) the Preferred Shares have been duly issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto, and the Securities Purchase Agreement.

2.The Conversion Shares will be validly issued, fully paid and nonassessable at such time as (a) the Conversion Shares are issued and delivered in accordance with the terms of the Series A Preferred Stock and the Certificate of Designations, and (b) evidence of the issuance thereof is duly recorded in the Company’s books and records.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP